Exhibit 99.2

Programs Sponsored by the U.S. Government ABCP Money Market Liquidity Facility Commercial Paper Funding Facility October 15, 2008

2 ABCP Money Market Liquidity Facility (AMLF) > On September 19, 2008, the Federal Reserve established a facility to assist certain registered money market mutual funds in meeting redemptions and to provide liquidity to the asset backed commercial paper (ABCP) markets. > Under this facility, the Federal Reserve provides non-recourse term loans at the primary credit rate to US banks and bank holding companies to enable them to purchase eligible ABCP from money market funds registered under the Investment Company Act of 1940 and complying with the requirements of Rule 2a-7. > The program, as implemented by State Street, gives registered Rule 2a-7 money market funds the flexibility to tender, at amortized cost, eligible ABCP with any maturity date up to 270 days at any time through January 30, 2009. In general, eligible ABCP must, among other things, be rated A1/P1/F1 by at least two rating agencies, or if rated by only one major rating agency, must be rated within the top rating category by the rating agency. > State Street does not bear credit or market risk for eligible ABCP purchased through this program. > The Federal Reserve has provided that these transactions will not affect participating financial institution’s risk-based capital and leverage ratio requirements primarily because the participating financial institutions bear no risk of loss. > Standard & Poor’s, Moody’s, Fitch and DBRS rating agencies have also informed State Street that these transactions will not be considered in assessing State Street’s capital adequacy. > The impacts to reported third quarter 2008 results were an increase of $8 million pretax net interest revenue, a 0.05% decrease in net interest margin, an increase to period end assets and liabilities of approximately $77 billion, and an increase of $4.5 billion in average assets for the quarter.

3 September 30, 2008 Balance Sheet ($ in millions) GAAP AMLF Adjustment Adjusted to Exclude AMLF Assets: Money market assets $ 29,528 $ $ 29,528 Trading assets 6,332 6,332 Investment securities Held to Maturity 80,605 (76,660) 3,945 Investment securities Available for Sale 68,881 68,881 Loans 17,430 17,430 Total interest-earning assets 202,776 (76,660) 126,116 Excess reserves held at Central Banks 53,820 53,820 Other cash and due from banks 4,443 4,443 Other assets 24,525 24,525 Total assets $ 285,564 $ (76,660) $ 208,904 Liabilities and Shareholder’s Equity: Interest-bearing deposits $ 80,836 $ $ 80,836 Repurchase agreements and federal funds purchased 19,258 19,258 Other short-term borrowings 80,916 (76,627) 4,289 Long-term debt 4,106 4,106 Total interest-bearing liabilities 185,116 (76,627) 108,489 Noninterest-bearing deposits 70,033 70,033 Other liabilities 17,351 (28) 17,323 Shareholders’ equity 13,064 (5) 13,059 Total liabilities and shareholders’ equity $ 285,564 $ (76,660) $ 208,904

4 Expected Impact of AMLF Program on Fourth Quarter 2008 Results > Based on the AMLF program size at September 30, 2008, of $77 billion, the estimated impact to the fourth quarter of 2008, assuming average outstandings are reduced to $30 billion for the fourth quarter: – Net Interest Revenue would be positively impacted by an estimated $50-60 million – Net Interest Margin would be negatively impacted by an estimated 25-30 bps – Period end program outstandings are estimated to be $5 billion > Per the Federal Reserve, these transactions will not affect State Street’s risk-based capital and leverage ratio requirements. > Standard & Poor’s, Moody’s, Fitch and DBRS rating agencies have also informed State Street that these transactions will not be considered in assessing State Street’s capital adequacy.

5 Commercial Paper Funding Facility (CPFF) > On October 7, 2008, the Federal Reserve announced the creation of a facility to provide a liquidity backstop to U.S. issuers of commercial paper and asset-backed commercial paper (collectively, CP). > Under this facility, the Federal Reserve will provide financing to a special purpose vehicle (SPV) which in turn will purchase three-month CP from eligible issuers. The goals of the program include eliminating the risk that eligible issuers will not be able to repay investors by rolling their maturing CP obligations, reducing CP rates from their current elevated levels, and increasing the issuance of longer-term CP. > CP issued by U.S. issuers (including U.S. issuers with a foreign parent) and rated at least A1/P1/F1 by any rating agency will be eligible under the facility. Three of the asset-backed commercial paper conduits sponsored by State Street meet these requirements. > The limit per issuer under the facility will be based on the greatest amount of U.S. dollar denominated CP the issuer had outstanding on any day between January 1 and August 31, 2008. > The SPV facility is expected to be operational on October 27th. The SPV will cease purchasing CP on April 30, 2009 unless the Federal Reserve extends the facility.

6 Forward Looking Statements: This presentation contains forward-looking statements as defined by United States securities laws, including statements about certain existing and announced Federal Reserve facilities, the ABCP Money Market Liquidity Facility and the Commercial Paper Funding Facility and the effects of these facilities on State Street’s business, financial condition, results of operations and strategies. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street’s expectations or beliefs as of any date subsequent to the date of this release. Important factors that may affect future results and outcomes include: (1) the financial strength of the counterparties with which State Street or its clients does business and with whom State Street has investment or financial exposure; (2) the liquidity of the U.S. and International securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of State Street’s customers; (3) potential changes to the competitive environment due to the effects of consolidation, regulation and perceptions of State Street as a suitable service provider or counterparty; (4) the level and volatility of interest rates, particularly in the U.S., Europe and the Asia/Pacific region; the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; (5) economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets in the U.S. and internationally; (6) the performance and demand for the products and services State Street offers; (7) the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers, as well as the effects of legal and regulatory proceedings; and (8) State Street’s ability to navigate systemic risks and control operating risks. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street’s 2007 Annual Report on Form 10-K and its subsequent SEC filings, including, in particular, its Current Report on Form 8-K dated Tuesday, October 15, 2008. State Street encourages investors to read these filings, particularly the sections on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, October 15, 2008, and State Street does not undertake efforts to revise those forward-looking statements to reflect events after this date.